UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 9, 2014

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The information below is disclosed in connection with the launch of the proposed offering by QualityTech, LP and QTS Finance Corporation, which are subsidiaries of QTS Realty Trust, Inc. (the “Company”), of senior notes due 2022 pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Offering”). The Company announced the proposed Offering on July 9, 2014.

Second Quarter Leasing Activity

During the second quarter of 2014, the Company experienced strong leasing activity across its portfolio. The Company gained incremental monthly recurring revenue (“MRR”) by executing new leases or lease expansions across a number of its data center facilities. In particular, the leasing activity in its Dallas facility is progressing ahead of schedule.

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases (which represent customer leases that have been executed but for which lease payments have not commenced) as of a particular date, unless otherwise specifically noted.

Development Activity

The Company previously disclosed that, as of March 31, 2014, it had approximately 26,000 net rentable square feet (“NRSF”) of raised floor under construction at its Dallas / Fort Worth facility. The Company expects to place in service all 26,000 NRSF of raised floor by the end of July 2014.

The Company also previously disclosed that, as of March 31, 2014, it had approximately 30,000 NRSF of raised floor under construction at its Atlanta – Suwanee facility. A portion of this 30,000 NRSF of raised floor was completed in the second quarter of 2014 with the balance to be completed in the third quarter of 2014.

Debt Balance

As of June 30, 2014, the Company’s total debt, on a consolidated basis, was approximately $530 million.

Portfolio Information

Following is certain information regarding the Company’s portfolio and its data center properties as of March 31, 2014. As used herein, references to “the Company” refer to QTS Realty Trust, Inc. and its consolidated subsidiaries.

Lease Distribution by Product Type

Product Type (Square Feet) (1)	Total Leased Raised Floor(2)	% of Portfolio Leased Raised Floor	Annualized Rent(3)	% of Portfolio Annualized Rent
Cloud Infrastructure	832	0%	13,168,974	8%
Colocation Cabinets and Cages (up to 3,300)	106,862	21%	90,751,240	52%
Custom Data Centers (3,300 or greater)	393,248	79%	70,967,281	40%

Portfolio Total	500,942	100%	174,887,495	100%

(1)	Represents all leases in the Company’s portfolio for which billing has commenced as of March 31, 2014. Cloud Infrastructure does not include Managed Services for Colocation and Custom Data Center customers. The square footage for each category is the approximate space needed for each product type. However, some C1 customers utilize less than 3,300 square feet and are therefore included in Colocation Cabinets and Cages for purposes of this table.

(2)	Represents the square footage of raised floor at a property under lease as specified in the lease and that has commenced billing as of March 31, 2014.
(3)	Annualized rent is presented for leases commenced as of March 31, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

Lease Expirations

The following table sets forth a summary schedule of the lease expirations as of March 31, 2014 at the properties in the Company’s portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights are exercised:

Year of Lease Expiration (1)	Number of Leases Expiring (2)	Total Raised Floor of Expiring Leases	% of Portfolio Leased Raised Floor	Annualized Rent (3)	% of Portfolio Annualized Rent	C1 as % of Portfolio Annualized Rent	C2 as % of Portfolio Annualized Rent	C3 as % of Portfolio Annualized Rent
Month-to-Month (4)	351	21,576	4%	13,666,513	8%	1%	6%	1%
2014	739	39,042	8%	29,995,413	17%	3%	12%	2%
2015	745	47,802	10%	36,998,038	21%	2%	18%	1%
2016	605	57,313	11%	31,195,783	18%	5%	12%	1%
2017	133	54,048	11%	16,599,369	9%	7%	2%	1%
2018	104	235,584	47%	33,415,331	19%	17%	1%	0%
2019	20	13,852	3%	4,487,776	3%	2%	1%	—%
2020	34	13,456	3%	3,898,884	2%	1%	—	1%
2021	—	—	—	—	—	—	—	—
2022	4	4,000	1%	1,457,589	1%	1%	—	—
2023	1	13,501	2%	3,172,800	2%	2%	—	—
After 2023	—	—	—	—	—	—	—	—

Portfolio Total	2,736	500,174	100%	$174,887,495	100%	41%	52%	7%

(1)	Does not include data for leases expiring in a particular year when leases for the same space have already been signed with replacement customers with future commencement dates. In those cases, the data is included in the year in which the future lease expires.
(2)	Represents each agreement with a customer signed as of March 31, 2014 for which billing has commenced; a lease agreement could include multiple spaces and a customer could have multiple leases.
(3)	Annualized rent is presented for leases commenced as of March 31, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect the accounting associated with any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(4)	Consists of customers whose leases expired prior to March 31, 2014 and have continued on a month-to-month basis.

Description of the Company’s Properties

The properties detailed below represent more than ten percent of the Company’s total assets or accounted for more than ten percent of the Company’s aggregate gross revenues or both as of March 31, 2014.

Atlanta-Metro

The Company’s Atlanta, Georgia facility, or Atlanta-Metro, is currently its largest data center based on total operating NRSF. As of March 31, 2014, the property consisted of approximately 969,000 gross square feet with approximately 680,000 total operating NRSF, including approximately 343,000 raised floor operating NRSF. An on-site Georgia Power substation supplies 72 MW of utility power to the facility, which is backed up by diesel generators, and the facility has 120 MW of transformer capacity. The facility also includes a small amount of private “Class A” office space.

As of March 31, 2014, approximately 100% of the facility’s leasable raised floor was leased to 206 customers across the Company’s 3Cs product offerings. Certain equipment at this facility is subject to an amortizing equipment loan due June 1, 2020 bearing an interest rate of 6.85%, which had an $18.3 million outstanding balance as of March 31, 2014.

Portions of the Atlanta-Metro facility are included in the Company’s redevelopment pipeline, as it plans to expand the facility in multiple phases. The Company’s current under construction redevelopment plans call for the addition of approximately 50,000 NRSF of raised floor. The Company anticipates that this expansion will cost approximately $47 million in the aggregate based on current estimates (including costs already incurred as of March 31, 2014). Longer term, the Company can further expand the facility by another approximately 134,000 NRSF of raised floor. Upon completion of the build-out of the facility, the Company anticipates that the facility would contain approximately 925,000 total operating NRSF, including approximately 527,000 NRSF of raised floor.

In addition, this facility is adjacent to six acres of undeveloped land owned by the Company that it estimates could be developed to provide, at a minimum, an additional approximately 262,000 total operating NRSF, of which approximately 162,000 NRSF would be raised floor. These six acres of undeveloped land are not included in the Company’s current development plans.

Sale-Leaseback with DAFC. The Company is the beneficial owner of its Atlanta-Metro facility through a bond-financed sale-leaseback structure. This structure is necessary in the State of Georgia to receive property tax abatement. In 2006, the Development Authority of Fulton County (“DAFC”) issued a taxable industrial development revenue bond to the Company with a face amount of $300 million in exchange for legal title to the facility. The bond matures on December 1, 2019 and bears interest at a rate of 8% per annum. The acquisition of the bond by the Company was “cashless” as the bond was issued to the Company in exchange for title to the facility. DAFC leased the facility back to the Company under a bond lease at a rent equal to the debt service on the bond. The bond lease is a triple net lease, which is standard in conduit financing transactions of this type. The rent under the bond lease payable by the Company, as lessee, is assigned by DAFC to the Company, as the bondholder. Because the rent and debt service amounts are equal and offsetting, no cash changes hands between DAFC and the Company. DAFC is the owner and lessor of the facility, but its rights to receive all rental payments and a security interest in the Atlanta-Metro facility have been pledged to the Company, as the bondholder, as security for the bond. Therefore, the Company has complete control over the Atlanta-Metro facility at all times. The Company has an option to buy the Atlanta-Metro facility for $10 when the bond has been retired (the bond matures on December 1, 2019). If the Company wishes to obtain title earlier, it can do so by simply surrendering and cancelling the bond and paying the $10 option price.

Lease Expirations. The following table sets forth a summary schedule of lease expirations for leases in place as of March 31, 2014 at the Atlanta-Metro facility. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights.

Year of Lease Expiration(1)	Number of Leases Expiring(2)	Total Raised Floor of Expiring Leases	% of Facility Leased Raised Floor	Annualized Rent(3)	% of Facility Annualized Rent
Month-to-Month(4)	82	8,647	3%	$4,538,678	7%
2014	170	9,500	3%	5,973,486	9%
2015	175	8,838	3%	6,770,191	10%
2016	207	29,385	10%	12,869,995	19%
2017	33	11,858	4%	4,345,554	6%
2018	51	208,116	71%	27,917,586	42%
2019	12	11,506	4%	3,034,177	5%
2020	2	—	—%	32,620	0%
2021	—	—	—%	—	—%
2022	4	4,000	2%	1,457,589	2%
After 2022	—	—	—%	—	—%

Total	736	291,850	100%	$66,939,876	100%

(1)	Does not include data for leases expiring in a particular year when leases for the same space have already been signed with replacement customers with future commencement dates. In those cases, the data is included in the year in which the future lease expires.
(2)	Represents each lease with a customer signed as of March 31, 2014 for which billing has commenced; a lease agreement could include multiple spaces and/or service orders and a customer could have multiple leases.
(3)	Annualized rent is presented for leases commenced as of March 31, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(4)	Consists of customers whose leases expired prior to March 31, 2014 and have continued on a month-to-month basis. The Company does not typically enter into month-to-month leases.

Primary Customers. The following table summarizes information regarding primary customers, which are customers occupying 10% or more of the leased raised floor of the Atlanta-Metro facility, as of March 31, 2014:

Principal Customer Industry	Lease Expiration	Renewal Option	Annualized Rent(1)	% of Facility Annualized Rent
Internet	2018	3x5 years	$14,059,937	21%
Internet	2018	1x5 years	9,644,400	14%

(1)	Annualized rent is presented for leases commenced as of March 31, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

Historical Percentage Leased and Annualized Rental Rates. The following table sets forth the leasable raised floor, percentage leased, annualized rent and annualized rent per leased raised square foot for the Atlanta-Metro facility:

Date	Facility Leasable Raised Floor	% Leased(1)	Annualized Rent(2)	Annualized Rent per Leased Square Foot
March 31, 2014	292,966	100%	$66,939,876	$229
December 31, 2013	242,468	100%	66,350,200	275
December 31, 2012	273,482	89%	54,110,376	222
December 31, 2011	286,344	77%	43,294,272	196
December 31, 2010	197,290	84%	35,083,656	211
December 31, 2009	178,173	82%	32,320,572	220

(1)	Calculated as data center raised floor that is subject to a signed lease for which billing has commenced as of the applicable date, divided by leasable raised floor based on the then current configuration of the property, expressed as a percentage.
(2)	Annualized rent is presented for leases commenced as of the applicable date. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

Atlanta-Suwanee

The Company’s Suwanee, Georgia, or Atlanta-Suwanee, facility consists of approximately 367,000 gross square feet, and as of March 31, 2014, it had approximately 261,000 total operating NRSF, including approximately 155,000 raised floor operating NRSF. Georgia Power supplies 36 MW of utility power to the facility, which is backed up by diesel generators. The facility also contains a small amount of “Class A” private office space and the Company’s operating service center, which provides 24x7 support to all of its customers and data centers.

As of March 31, 2014, approximately 85% of the facility’s leasable raised floor was leased to 298 customers.

Portions of the Atlanta-Suwanee facility are included in the Company’s redevelopment pipeline. The Company’s current under construction redevelopment plans call for the addition of approximately 30,000 total operating NRSF, all of which will be raised floor. The Company anticipates that the current reconfigurations and expansions described above will cost an additional $2 million to complete. Longer term, the Company can further expand the facility by an additional 29,000 NRSF of raised floor. Upon completion of the build-out of the facility, the Company anticipates that it will contain approximately 320,000 operating NRSF, including approximately 214,000 NRSF of raised floor.

In addition, this facility is adjacent to 15 acres of undeveloped land owned by the Company that it believes could be developed to provide, at a minimum, an additional approximately 262,000 total operating NRSF, of which approximately would be 162,000 NRSF of raised floor. These 15 acres of undeveloped land are not included in the Company’s current development plans.

Lease Expirations. The following table sets forth a summary schedule of the lease expirations for leases in place as of March 31, 2014 at the Atlanta-Suwanee facility. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights.

Year of Lease Expiration(1)	Number of Leases Expiring(2)	Total Raised Floor of Expiring Leases	% of Facility Leased Raised Floor	Annualized Rent(3)	% of Facility Annualized Rent
Month-to-Month(4)	90	1,700	2%	$3,003,053	7%
2014	200	3,308	4%	6,412,006	15%
2015	254	18,558	23%	15,185,493	35%
2016	159	5,032	6%	6,348,128	15%
2017	35	7,042	9%	3,344,664	8%
2018	26	16,792	21%	2,941,105	7%
2019	5	1,381	2%	761,688	2%
2020	1	13,456	17%	1,920,000	4%
2021	—	—	—%	—	—%
2022	—	—	—%	—	—%
2023	1	13,501	16%	3,172,800	7%
After 2023	—	—	—%	—	—%

Total	771	80,770	100%	$43,088,938	100%

(1)	Does not include data for leases expiring in a particular year when leases for the same space have already been signed with replacement customers with future commencement dates. In those cases, the data is included in the year in which the future lease expires.
(2)	Represents each lease with a customer signed as of March 31, 2014 for which billing has commenced; a lease agreement could include multiple spaces and/or service orders and a customer could have multiple leases.
(3)	Annualized rent is presented for leases commenced as of March 31, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(4)	Consists of customers whose leases expired prior to March 31, 2014 and have continued on a month-to-month basis. The Company does not typically enter into month-to-month leases.

Primary Customers. The following table summarizes information regarding primary customers, which are customers occupying 10% or more of the leased raised floor of the Atlanta-Suwanee facility, as of March 31, 2014:

Principal Customer Industry	Lease Expiration	Renewal Option	Annualized Rent(1)	% of Facility Annualized Rent
Professional Services	2023	2x5 years	$3,175,608	7%
Professional Services	2020	2x5 years	1,924,800	4%

(1)	Annualized rent is presented for leases commenced as of March 31, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

Historical Percentage Leased and Annualized Rental Rates. The following table sets forth the leasable raised floor, percentage leased, annualized rent and annualized rent per leased raised square foot for the Atlanta-Suwanee facility:

Date	Facility Leasable Raised Floor	% Leased(1)	Annualized Rent(2)	Annualized Rent per Leased Square Foot
March 31, 2014	94,959	85%	$43,088,938	$533
December 31, 2013	90,741	87%	41,968,647	530
December 31, 2012	61,000	80%	34,566,816	712
December 31, 2011	142,145	89%	40,975,608	325
December 31, 2010	145,440	85%	40,838,748	330
December 31, 2009	131,433	83%	41,862,168	383

(1)	Calculated as data center raised floor that is subject to a signed lease for which billing has commenced as of the applicable date, divided by leasable raised floor based on the then current configuration of the property, expressed as a percentage.

(2)	Annualized rent is presented for leases commenced as of the applicable date. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

Richmond

The Company’s Richmond, Virginia data center is situated on an approximately 220-acre site comprised of three large buildings available for data center redevelopment, each with two floors, and an administrative building that also has space available for data center redevelopment. As of March 31, 2014, the data center had approximately 1.3 million gross square feet with approximately 225,000 total operating NRSF, including approximately 85,000 of raised floor operating NRSF. Dominion Virginia Power supplies 110 MW of utility power to the facility, which is backed up by diesel generators. As of March 31, 2014, one of these primary buildings was actively in operation as a data center and the other two were being redeveloped. The Company believes that its Richmond facility is situated in an ideal location due to its proximity to Washington, DC, which offers numerous sources of demand for the Company’s products including the federal government, and provides geographical diversification from the Northern Virginia data center market. There are three core segments that the Company believes represent the most significant opportunity for the Company’s Richmond data center: entities associated with the federal government, given the highly secured nature of this facility and its proximity to Washington, DC; regulated industries, such as financial institutions, given the Company’s investments in security and regulatory compliance; and large enterprise customers, given the large scale of this facility. The Company’s Richmond mega data center can accommodate large and growing C1 customers, while also accommodating C2 and C3 customers, at attractive energy costs.

The Company acquired the Richmond facility in 2010 through a bankruptcy process. The Company estimates that the former owner, a semiconductor manufacturer, had invested over $1 billion to develop the facility prior to the bankruptcy. Because the facility operated as a semiconductor fabrication facility prior to its acquisition, it had significant pre-existing infrastructure, including 110 MW of utility power, approximately 25,000 tons of chiller capacity, “Class A” private office space and other related supporting infrastructure. As a result, to date the incremental cost to redevelop the facility into a data center has been lower than the typical cost of ground-up data center development or redevelopment of other types of buildings into data centers.

As of March 31, 2014, approximately 80% of the facility’s leasable raised floor was leased to 52 customers across the Company’s 3Cs product offerings. The Company is the fee simple owner of the Richmond facility, and the facility is subject to a $80 million secured credit facility, of which $70 million was outstanding as of March 31, 2014.

The Richmond facility is included in the Company’s redevelopment pipeline, as it plans to expand the facility in multiple phases. The Company’s current under construction redevelopment plans call for the addition of approximately 22,000 NRSF of raised floor. The Company anticipates that this expansion will cost (in addition to costs already incurred as of March 31, 2014) approximately $2 million in the aggregate based on current estimates. Longer term, the Company can further expand the facility by another 450,000 NRSF of raised floor. Upon completion of the build-out of the facility, the Company anticipates that the facility would contain approximately 1.3 million total operating NRSF, including approximately 555,000 NRSF of raised floor.

In addition, the Company owns approximately 100 acres of undeveloped land on the site that it estimates could be developed to provide, at a minimum, an additional approximately 1.8 million total operating NRSF, of which approximately 1.1 million NRSF would be raised floor. These 100 acres of undeveloped land are not included in the Company’s current development plans.

Lease Expirations. The following table sets forth a summary schedule of the lease expirations as of March 31, 2014 at the Richmond facility. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights.

Year of Lease Expiration(1)	Number of Leases Expiring(2)	Total Raised Floor of Expiring Leases	% of Facility Leased Raised Floor	Annualized Rent(3)	% of Facility Annualized Rent
Month-to-Month(4)	7	8	0%	$71,328	0%
2014	12	128	0%	110,069	1%
2015	64	8,435	16%	2,912,120	20%
2016	36	608	1%	807,970	5%
2017	22	33,595	65%	7,227,107	48%
2018	16	9,031	18%	1,882,971	13%
2019	—	—	—%	—	—%
2020	31	—	—%	1,946,264	13%
After 2020	—	—	—%	—	—%

Total	188	51,805	100%	$14,957,828	100%

(1)	Does not include data for leases expiring in a particular year when leases for the same space have already been signed with replacement customers with future commencement dates. In those cases, the data is included in the year in which the future lease expires.
(2)	Represents each lease with a customer signed as of March 31, 2014 for which billing has commenced; a lease agreement could include multiple spaces and/or service orders and a customer could have multiple leases.
(3)	Annualized rent is presented for leases commenced as of March 31, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(4)	Consists of customers whose leases expired prior to March 31, 2014 and have continued on a month-to-month basis. The Company does not typically enter into month-to-month leases.

Primary Customers. The following table summarizes information regarding primary customers, which are customers occupying 10% or more of the leased raised floor of the Richmond facility, as of March 31, 2014:

Principal Customer Industry	Lease Expiration	Renewal Option	Annualized Rent(1)	% of Facility Annualized Rent
Financial Services	2017	1x5 or 10 years	$4,318,740	29%
Government	2015	month-to-month	1,432,545	10%
Financial Services	2017	month-to-month	1,019,147	7

(1)	Annualized rent is presented for leases commenced as of March 31, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

Historical Percentage Leased and Annualized Rental Rates. The following table sets forth the leasable raised floor square footage percentage leased, annualized rent and annualized rent per leased raised square foot for the Richmond facility since acquisition:

Date	Facility Leasable Raised Floor	% Leased(1)	Annualized Rent(2)	Annualized Rent per Leased Square Foot
March 31, 2014	64,718	81%	$14,957,828	$289
December 31, 2013	64,686	80%	14,860,819	287
December 31, 2012	50,665	83%	10,358,160	247
December 31, 2011	41,249	22%	1,731,708	191
December 31, 2010	—	—%	—	—

(1)	Calculated as data center raised floor that is subject to a signed lease for which billing has commenced as of the applicable date, divided by leasable raised floor based on the then current configuration of the property, expressed as a percentage.
(2)	Annualized rent is presented for leases commenced as of the applicable date. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

Santa Clara

The Company’s Santa Clara, California facility was acquired in November 2007. The facility, which is owned subject to a long-term ground sublease as described below, consists of two buildings containing approximately 135,000 gross square feet with approximately 102,000 total operating NRSF, including approximately 55,000 raised floor operating NRSF. The facility is situated on a 6.5-acre site in Silicon Valley. Several Silicon Valley Power substations supply 11 MW of utility power to the facility, which is backed up by diesel generators. The Company believes that Silicon Valley is an ideal data center location due to the large concentration of technology companies and the high local demand for data centers and cloud and managed services.

As of March 31, 2014, approximately 96% of the facility’s leasable raised floor was leased to 100 customers.

The Company is not currently redeveloping the Santa Clara facility. Longer term, the Company can further expand the facility by another approximately 25,000 NRSF of raised floor. Upon completion of the build-out of the facility, the Company anticipates that the facility would contain approximately 127,000 total operating NRSF, including approximately 81,000 NRSF of raised floor.

The Santa Clara facility is subject to a ground lease. The Company acquired a ground sublease interest in the land on which the Santa Clara facility is located in November 2007. The ground sublease expires in 2052, subject to two 10-year extension options. The current annual rent payable under the ground sublease is approximately $1.1 million, which increases annually by the lesser of 6% or the increase in the Consumer Price Index for the San Francisco Bay area. In addition, in 2018 and 2038, the monthly rent will be adjusted to equal one-twelfth of an amount equal to 8.5% of the product of (i) the then fair market value of the demised premises (without taking into account the value of the improvements existing on the land) calculated on a per square foot basis, and (ii) the net square footage of the demised premises. During the term of the ground lease, the Company has certain obligations to facilitate the provision of job training, seminars and research opportunities for students of a community college that is adjacent to the property. The Company is the indirect holder of this ground sublease.

Lease Expirations. The following table sets forth a summary schedule of the lease expirations for leases in place as of March 31, 2014 at the Santa Clara facility. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights.

Year of Lease Expiration(1)	Number of Leases Expiring(2)	Total Raised Floor of Expiring Leases	% of Facility Leased Raised Floor	Annualized Rent(3)	% of Facility Annualized Rent
Month-to-Month(4)	34	8,029	23%	$2,786,765	13%
2014	107	8,953	25%	8,459,066	40%
2015	55	1,223	3%	2,628,783	13%
2016	62	15,172	43%	6,063,869	29%
2017	8	240	1%	419,331	2%
2018	3	1,581	5%	548,844	3%
After 2018	—	—	—%	—	—%

Total	269	35,198	100%	$20,906,658	100%

(1)	Does not include data for leases expiring in a particular year when leases for the same space have already been signed with replacement customers with future commencement dates. In those cases, the data is included in the year in which the future lease expires.
(2)	Represents each lease with a customer signed as of March 31, 2014 for which billing has commenced; a lease agreement could include multiple spaces and/or service orders and a customer could have multiple leases.
(3)	Annualized rent is presented for leases commenced as of March 31, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(4)	Consists of customers whose leases expired prior to March 31, 2014 and have continued on a month-to-month basis. The Company does not typically enter into month-to-month leases.

Primary Customers. The following table summarizes information regarding primary customers, which are customers occupying 10% or more of the leased raised floor of the Santa Clara facility, as of March 31, 2014:

Principal Customer Industry	Lease Expiration	Renewal Option	Annualized Rent(1)	% of Facility Annualized Rent
Telecommunications	2016	1x5 years	$2,085,558	10%
Professional Services	2014	month-to- month	2,009,766	10%
Application Software	2014	month-to- month	1,124,304	5%

(1)	Annualized rent is presented for leases commenced as of March 31, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

Historical Percentage Leased and Annualized Rental Rates. The following table sets forth the leasable raised floor, percentage leased, annualized rent and annualized rent per leased raised square foot for the Santa Clara facility:

Date	Facility Leasable Raised Floor	% Leased(1)	Annualized Rent(2)	Annualized Rent per Leased Square Foot
March 31, 2014	36,564	96%	$20,906,658	$594
December 31, 2013	36,920	90%	19,322,590	586
December 31, 2012	36,106	99%	18,880,308	527
December 31, 2011	37,057	71%	18,408,108	702
December 31, 2010	23,515	94%	17,164,968	778
December 31, 2009	24,957	34%	11,872,068	1,392

(1)	Calculated as data center raised floor that is subject to a signed lease for which billing has commenced as of the applicable date, divided by leasable raised floor based on the then current configuration of the property, expressed as a percentage.
(2)	Annualized rent is presented for leases commenced as of the applicable date. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

Sacramento

The Company’s Sacramento, California facility, which it acquired in December 2012, is located 120 miles from its Santa Clara facility on a 6.8-acre site. The facility currently consists of approximately 93,000 gross square feet with approximately 74,000 total operating NRSF, including approximately 46,000 raised floor operating NRSF. The Sacramento Municipal Utility District supplies 8 MW of utility power to the facility, which is backed up by diesel generators. The facility is an institutional grade data center with a classic “N+1” design that provides a single extra uninterruptible power supply module for use in the event of a system failure. This facility will provide its regional customer base with business continuity services along with Cloud and Managed Services. The Company believes the property’s location is a valuable complement to its Santa Clara facility for its customers, as it will allow them to diversify their footprint in the California market with a single provider. The Company intends to leverage its existing West Coast regional team and its Cloud and Managed Services sales and support staff to cater to customers in this property, many of which already used managed services when it acquired the property.

Portions of this facility are included in the Company’s development pipeline as it plans to expand the facility in two phases. The Company is currently redeveloping approximately 9,000 square feet of raised floor in the facility. The Company anticipates that completing this expansion will cost an additional approximately $3 million based on current estimates. Longer term, the Company can further expand the facility by another approximately 1,700 NRSF of raised floor. Upon completion of the build-out of the facility, the Company anticipates that it will contain approximately 86,000 total operating NRSF including approximately 55,000 NRSF of raised floor.

As of March 31, 2014, approximately 90% of the facility’s leasable raised floor was leased to 168 customers. The majority of the customers at this facility are C2 or C3 customers which lease small amounts of space. The Company is the fee simple owner of the Sacramento facility.

Dallas

The Company purchased its Dallas, Texas facility in February 2013. Prior to the purchase, the facility was operated as a semiconductor fabrication facility. Similar to the Company’s Richmond facility, the Dallas facility has significant pre-existing infrastructure. Specifically, the Dallas facility has diverse feeds of 140 MW of utility power and approximately 698,000 gross square feet on 39 acres. The Company is the fee simple owner of the Dallas facility.

The Company acquired its Dallas facility because it believes that it will be able to execute a redevelopment strategy similar to its Richmond facility. Given the infrastructure that is already in place due to its former use as a semiconductor fabrication facility, the Company believes that the incremental costs to redevelop data center raised floor space in this facility will be lower compared to typical costs for ground-up development or redevelopments of other building types. In addition, the access to a significant amount of utility power provides the necessary power capacity to support the Company’s growth strategy for its Dallas data center. Furthermore, the Company believes that the Dallas market is an important data center market primarily due to its strong business environment and relatively affordable power costs.

The Dallas facility is included in the Company’s redevelopment pipeline, as it plans to convert the facility into an operating data center in multiple phases. The first phase is expected to be completed by the end of July 2014, when all 26,000 raised floor NRSF that has been under construction is expected to be placed into service. This space has already been fully leased. The Company can further expand the facility by another approximately 619,000 total NRSF, of which approximately 266,000 NRSF would be raised floor. Upon completion of the build-out of the facility, the Company anticipates that the facility would contain approximately 698,000 total operating NRSF, including approximately 292,000 NRSF of raised floor.

The Company owns sufficient undeveloped land on the site, approximately 15 acres, that it believes could also be developed to provide an additional 262,000 total operating NRSF, of which approximately 162,000 NRSF would be raised floor. These 15 acres of undeveloped land are not included in the Company’s current development plans.

Miami

The Company’s Miami, Florida facility currently consists of approximately 30,000 gross square feet with approximately 26,000 total operating NRSF, including 20,000 raised floor operating NRSF. The property sits on a 1.6-acre site located at Dolphin Center with 4 MW of utility power supplied by Florida Power & Light and backed up by diesel generators. With a wind rating of 185 miles-per-hour, the facility is built to withstand a Category 5 hurricane. Miami is a strategic location for the Company because it is a gateway to the South American financial markets and a transcontinental Internet hub. The Miami facility was under development when the Company acquired it in April 2008, and the Company completed the build-out in August 2008. Other than normally recurring capital expenditures, the Company has no current plans to further build-out or expand the Miami facility.

As of March 31, 2014, approximately 60% of the facility’s leasable raised floor was leased to 76 customers and the Company intends to continue to lease-up this property. The Company is the fee simple owner of the Miami facility.

Jersey City

The Company’s Jersey City, New Jersey facility is a leased facility that consists of approximately 122,000 gross square feet with approximately 87,000 total operating NRSF, including approximately 32,000 raised floor operating NRSF. The Jersey City facility was originally leased by another party in March 2004 and the Company acquired the lease in October 2006 when it acquired the lessee. The lease expires in September 2026 and is subject to one five-year extension option. The facility was redeveloped in November 2006, and the Company subsequently leased it to service customers in New Jersey and New York. The facility is comprised of four floors of a 19 story building located on one city block in the metropolitan New York City area, six miles from Manhattan. PSE&G supplies 7 MW of utility power to the facility, which is backed up by diesel generators. The facility also contains a small amount of “Class A” office space. The Company believes that the location in Jersey City provides it with a crucial presence in the tri-state area, where space is highly coveted given the strong demand from financial services firms.

As of March 31, 2014, approximately 76% of the facility’s leasable raised floor was leased to 69 customers.

Wichita

The Company’s Wichita, Kansas facility consists of approximately 14,000 gross square feet with approximately 14,000 total operating NRSF, including approximately 2,600 raised floor operating NRSF. Western Energy supplies 1 MW of utility power to the facility, which is backed up by a diesel generator. The Company believes that this data center and its Overland Park data center complement its portfolio by providing regional coverage in the Midwest. The Company acquired the facility in 2005, and it was redeveloped in 2008. Other than normally recurring capital expenditures, the Company has no current plans to further build-out or expand the Wichita facility.

As of March 31, 2014, 100% of the facility’s leasable raised floor was leased.

Overland Park

The Overland Park, Kansas facility, known as the J. Williams Technology Center, is a leased facility consisting of approximately 33,000 gross square feet, with approximately 8,000 total operating NRSF, including approximately 2,500 raised floor operating NRSF. The property is located in the Kansas City, Missouri metropolitan area. Kansas City Power & Light supplies approximately 1 MW of utility power, which is backed up by a diesel generator. The J. Williams Technology Center has housed the corporate headquarters of the Quality Group of Companies, LLC. (“QGC”) since September 2003. The Company leases the facility under a lease with an entity controlled by its Chairman and Chief Executive Officer, which was entered into in January 2009 and expires in December 2018 with one remaining five-year renewal term. Other than normally recurring capital expenditures and expansion of the Company’s own office space at its headquarters, the Company has no current plans to further build-out or expand the raised floor at its Overland Park data center.

As of March 31, 2014, approximately 80% of the facility’s leasable raised floor was leased to 22 customers.

Lenexa

The Company’s Lenexa, Kansas property is an approximately 35,000 gross square foot facility located in the Kansas City, Missouri metropolitan area. The property was acquired in 2004. The Lenexa property does not currently operate as a data center, nor does the Company intend to operate it as a data center. The Company has historically used this property primarily as a warehouse, and has recently signed a lease with a tenant who will lease 22,000 square feet for retail use and the Company plans to lease the remaining portion of the building as warehouse space. Other than normally recurring capital expenditures, the Company has no current plans to further build-out or expand the Lenexa property.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among other things, information about the Company’s properties and its redevelopment pipeline. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; national and local economic conditions; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties and operations; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on or non-renewal of leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other documents that it files from time to time with the Securities and Exchange Commission.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

July 9, 2014